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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 12, 2002

                               Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)

          California                               77-0387041
(State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)               identification number)

                         Commission file number: 0-25034

                             2860 West Bayshore Road
                           Palo Alto, California 94303
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (650) 813-8200

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Item 5. Other Events.

     On March 12, 2002, Greater Bay Bancorp (the "Registrant") consummated its acquisition of Alburger, Basso, deGrosz Insurance Services, Inc. ("ABD") pursuant to an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of March 11, 2002 (the "Agreement"), providing for the initial merger of ABD Acquisition Corp., a wholly owned subsidiary of the Registrant, with and into ABD (the "Merger") . As a result of the Merger, ABD became a wholly owned subsidiary of the Registrant. Prior to December 31, 2002, a second merger will occur in which ABD will merge with and into ABD Insurance and Financial Services (formerly known as GBBK Corp.), also a wholly owned subsidiary of the Registrant.

     The Registrant issued a press release announcing completion of the Merger on March 12, 2002, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibits
--------

2.1 Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of March 11, 2002, by and among Greater Bay Bancorp, Alburger, Basso, deGrosz Insurance Services, Inc., ABD Acquisition Corp. and ABD Insurance and Financial Services

99.1 Press Release issued March 12, 2002

                                        2

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Greater Bay Bancorp
                                           (Registrant)


Dated: March 14, 2002                      By: /s/ Linda  M. Iannone
                                              ----------------------------------
                                              Linda M. Iannone
                                              Senior Vice President and General
                                              Counsel

                                        3

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                                  Exhibit Index
                                  -------------

2.1 Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of March 11, 2002, by and among Greater Bay Bancorp, Alburger, Basso, deGrosz Insurance Services, Inc., ABD Acquisition Corp. and ABD Insurance and Financial Services

99.1 Press Release issued March 12, 2002